                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE CLOROX COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 [CLOROX LOGO]

                               THE CLOROX COMPANY

                                   ---------

                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 -------------

                               ANNUAL MEETING OF
                                  STOCKHOLDERS

                               NOVEMBER 15, 1995

      [CLOROX LOGO]

                               THE CLOROX COMPANY
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 15, 1995

    The Annual Meeting of Stockholders of The Clorox Company, a Delaware corporation (the "Company"), will be held at 9:00 A.M. on Wednesday, November 15, 1995, at the offices of the Company, 1221 Broadway, Oakland, California, for the following purposes:

    1. To elect a board of thirteen directors to hold office until the next annual election of directors;

    2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1996; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The board of directors has fixed the close of business on September 18, 1995 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at 1221 Broadway, Oakland, California.

    A copy of the Company's Annual Report for the fiscal year ended June 30, 1995, containing financial statements, is included with this mailing.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED TWO-SIDED PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors

                                          Edward A. Cutter,
                                          SENIOR VICE PRESIDENT -- GENERAL
                                          COUNSEL
                                          AND SECRETARY
September 28, 1995

                               THE CLOROX COMPANY
                                 1221 BROADWAY
                           OAKLAND, CALIFORNIA 94612

                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of The Clorox Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 A.M. on November 15, 1995 at the above offices of the Company (the "Annual Meeting").

THE PROXY

A stockholder giving the enclosed proxy may revoke it at any time before it is used by giving written notice of revocation to the Secretary of the Company or by voting in person at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

The only voting securities of the Company are its shares of common stock $1.00 par value (the "Common Stock"), of which 52,256,147 were outstanding and entitled to vote at the close of business on September 18, 1995. Only stockholders of record at the close of business on September 18, 1995 are entitled to vote at the Annual Meeting. The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders.

The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast on the proposed election of directors, but will have the same legal effect as a vote against the ratification of the appointment of independent auditors. Broker non-votes are not counted as votes cast on any matter to which they relate.

This proxy statement and the accompanying proxy are first being sent or given to stockholders on or about September 28, 1995.

NOMINEES FOR ELECTION AS DIRECTORS

At the Annual Meeting, thirteen persons will be elected as members of the board of directors, each for a one-year term. The Nominating Committee of the board of directors has nominated the thirteen persons listed below for election at the Annual Meeting. All of such nominees, except Dr. Klaus Morwind, were elected at the Company's Annual Meeting of Stockholders held on November 16, 1994.

The proxies given to the proxyholders will be voted or not voted as directed thereon and, if no direction is given, will be voted FOR these thirteen nominees. The board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the board of directors may nominate in the place of such nominee.

Certain information with respect to each nominee appears on the following pages, including age, period or periods served as a director, position (if any) with the Company, business experience during at least the past five years and directorships of other publicly-owned corporations.

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

WILLIAM F. AUSFAHL Group  Vice President and Chief  Financial             1984
Officer of the Company.

Mr. Ausfahl is the senior executive officer responsible for the financial activities of the Company, which include controllership, treasury, tax and audit, and for investor relations and public affairs. He joined the Company in December 1982, and became Group Vice President and Chief
Financial Officer in January 1983. Age: 55.
                                                                        [PHOTO]

- ---------------------------------------------------------------------------------

DANIEL  BOGGAN,  JR.  Group  Executive  Director,   Education             1990
Services for the National Collegiate Athletic Association.

Mr.  Boggan became the Group Executive Director for Education
Services for the National Collegiate Athletic Association  in
November 1994. Previously, he had been Vice Chancellor for business and administrative services at the University of California at Berkeley since 1986. Age: 48.
                                                                        [PHOTO]

- ---------------------------------------------------------------------------------

JOHN  W. COLLINS Former President and Chief Operating Officer             1993
of the Company.

Mr. Collins was President and Chief Operating Officer of  the
Company  from March 1986 through December 1989. He was also a
Director of the Company from March 1986 through October 1989.
Beginning January 1990,  he was  on a paid  leave of  absence which  extended until his retirement on December 31, 1993. He was not active in the Company's
affairs from January 1990 until  his reelection to the  board           [PHOTO]
of directors in January 1993. Age: 64.

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------
URSULA FAIRCHILD Professional Photographer.                               1976

Mrs.  Fairchild is a professional  photographer, as well as a member of the Supervisory Board of Henkel KGaA,  Duesseldorf,
Germany  (manufacturer of household  products and chemicals).
She is a member  of the Henkel  family which controls  Henkel
KGaA  and is  nominated pursuant to  an understanding between the Company and Henkel KGaA (see
Certain Relationships and Transactions,  page 9 below).  Age:           [PHOTO]
64.

- ---------------------------------------------------------------------------------

JUERGEN  MANCHOT Vice-Chairman  of the  Shareholders' Commit-             1989
tee, Henkel KGaA.

Dr.  Manchot  is  the  Vice-Chairman  of  the   Shareholders'
Committee  of Henkel KGaA, Duesseldorf, Germany (manufacturer of household products and chemicals).  He is a member of  the
Henkel  family which  controls Henkel  KGaA and  is nominated pursuant to an understanding  between the Company and  Henkel
KGaA (See Certain Relationships
and Transactions, page 9 below). Dr. Manchot is a director of           [PHOTO]
Loctite Corp. and Transaction Network Services Inc. Age: 58.

- ---------------------------------------------------------------------------------

DEAN  O. MORTON  Retired Executive  Vice President  and Chief             1991
Operating Officer, Hewlett-Packard Company.

Mr. Morton was  the Executive  Vice President  and the  Chief
Operating   Officer  of  Hewlett-Packard  Company  until  his
retirement  in  1993.  Mr.  Morton  is  a  director  of  ALZA
Corporation,   Raychem   Corporation,   Tencor   Instruments,
Centigram  Communications   Corporation,  Kaiser   Foundation
Health  Plan, Inc. and  Kaiser Foundation Hospitals.  He is a
trustee of the State Street Group of Funds, the MetLife-State
Street Group of Mutual Funds and Director of the Metropolitan           [PHOTO]
Series Funds, Inc. and MetLife Portfolios, Inc. Age: 63.

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------
KLAUS MORWIND Executive Vice President and Personally  Liable          Nominated
Associate, Henkel KGaA.                                                 in 1995

Dr.  Morwind is  a member of  the Board of  Directors and the
Management  Board  of   Henkel  KGaA,  Duesseldorf,   Germany
(manufacturer of household products and chemicals). He joined
Henkel  KGaA in  1969 and  held several  management positions before assuming his  current responsibility.  Dr. Morwind  is nominated pursuant to an understanding
between   the   Company   and   Henkel   KGaA   (see  Certain           [PHOTO]
Relationships and Transactions, page 9 below). Age: 52.

- ---------------------------------------------------------------------------------
EDWARD L. SCARFF Private Investor.                                        1986

Mr. Scarff has been a private investor for more than five years. From 1983 through 1994, he was Chairman of the Board and Chief Executive Officer of Arcata Corporation (commercial printer and manufacturer of redwood lumber). Age: 64.
                                                                        [PHOTO]

- ---------------------------------------------------------------------------------

LARY  R.  SCOTT  Chairman  and  Chief  Executive  Officer  of
WorldWay   Corporation   (a  subsidiary   of   Arkansas  Best             1989
Corporation).

Mr. Scott is Chairman and Chief Executive Officer of WorldWay
Corporation, having been elected  to those positions in  1994 and  1993, respectively. Previously, he had been President of
Alexis Consulting,  a  transportation consulting  firm.  From
1985  to 1990,  Mr. Scott  was President  and Chief Executive
Officer of Consolidated Freightways, Inc., a
worldwide transportation company. Mr. Scott is a director  of           [PHOTO]
WorldWay Corporation. Age: 59.

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

FORREST  N.  SHUMWAY  Retired  Vice  Chairman  of  the Board,             1985
Allied-Signal Inc.

Mr. Shumway  is the  retired Vice  Chairman of  the Board  of
Allied-Signal   Inc.   (manufacturer  of   products   in  the
aerospace,  aviation,   chemical  and   energy   industries).
Previously,  he was  Chief Executive  Officer (1968-1985) and
Chairman of the  Board (1980-1985) of  The Signal  Companies,
Inc.  until its merger into Allied-Signal Inc. Mr. Shumway is a director of Aluminum Company of America, American President
Companies, Ltd.,  First Interstate  Bancorp and  Transamerica           [PHOTO]
Corporation. Age: 68.

- ---------------------------------------------------------------------------------

G.  CRAIG SULLIVAN Chairman of  the Board and Chief Executive             1992
Officer of the Company.

Mr. Sullivan  has  been  Chairman  of  the  Board  and  Chief
Executive   Officer  of  the  Company  since  July  1,  1992.
Previously, he was Vice Chairman and Chief Executive  Officer
(May-June,  1992);  Group  Vice  President  (1989-1992); Vice
President-Household   Products    (1984-1989);    and    Vice
President-Food  Service  Products  Division  (1981-1984).  He
joined the Com-
pany  in  1971.  Mr.  Sullivan  is  a  director  of  American           [PHOTO]
President Companies, Ltd. Age: 55.

- ---------------------------------------------------------------------------------

JAMES  A. VOHS  Retired Chairman of  Kaiser Foundation Health             1988
Plan, Inc. and Kaiser Foundation Hospitals.

Mr.  Vohs  retired  as  Chairman  of  the  Board  of   Kaiser
Foundation  Health Plan, Inc. and Kaiser Foundation Hospitals
in  March  1992.  Previously,  he  had  served  as  President
(1975-1991)   and   Chief   Executive   Officer  (1980-1991).
Currently, Mr. Vohs serves as Deputy Chairman of the Board of
Directors of  the  Federal  Reserve Bank  of  San  Francisco.
Age: 66.                                                                [PHOTO]

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------
C. A. (AL) WOLFE President, Al Wolfe Associates, Inc.                     1991

Mr.  Wolfe is the  President of Al  Wolfe Associates, Inc., a
marketing and advertising consulting firm. He is the  retired
President  of the U.S.  Division of DDB  Needham Worldwide, a
major advertising  agency.  Previously, Mr.  Wolfe  had  been
Executive  Vice  President of  N.W.  Ayer and  Executive Vice
President   and    General    Manager   of    Wells,    Rich,
Greene  advertising  agencies. He  is  a director  of Dolphin           [PHOTO]
Software, Inc. Age: 63.

- ---------------------------------------------------------------------------------

ORGANIZATION OF THE BOARD OF DIRECTORS

The board of directors has established six standing committees: the Executive Committee, the Finance Committee, the Audit Committee, the Nominating Committee, the Employee Benefits and Management Compensation Committee, and the Board Administration and Public Policy Committee. The Finance, Audit, Nominating, Employee Benefits and Management Compensation, and the Board Administration and Public Policy Committees consist only of non-management, independent directors, with the exception of the Board Administration and Public Policy Committee on which Mr. Sullivan serves as the chairman and secretary.

EXECUTIVE COMMITTEE. The Executive Committee, consisting of directors Collins, Fairchild, Krautter, Manchot, Morton, Scarff, Shumway, Sullivan and Vohs, is delegated all of the powers of the board of directors except certain powers reserved by law to the full board. In addition to being available to meet between regular board meetings on occasions when board action is required but the convening of a full board is impracticable, the Executive Committee is authorized to handle special assignments as requested from time to time by the board. The Executive Committee held no meetings during fiscal year 1995.

FINANCE COMMITTEE. The Finance Committee consists of directors Boggan, Collins, Krautter, Manchot, Morton, Scarff and Shumway and, working with the Company's finance and operating personnel, considers and recommends to the board major financial policies and actions of the Company. The Finance Committee held five meetings during fiscal year 1995.

AUDIT COMMITTEE. The Audit Committee, composed of directors Fairchild, Krautter, Scarff, Scott and Wolfe, is the principal link between the board and the Company's independent public accountants. The Audit Committee makes recommendations to the board regarding selection and employment of the Company's independent auditors and, working with the Company's internal and external auditors, monitors internal audit and control procedures. The Audit Committee held three meetings during fiscal year 1995.

NOMINATING COMMITTEE. Directors Boggan, Fairchild, Scarff, Vohs and Wolfe are members of the Nominating Committee. The Nominating Committee identifies and recommends to the board of directors prospective candidates to be considered as nominees for election to the board, including those recommended in writing by any stockholder. The Nominating Committee held no meetings during fiscal year 1995. The Nominating Committee recommended director nominee Dr. Klaus Morwind to the board of directors in July 1995.

COMPENSATION COMMITTEE. The Employee Benefits and Management Compensation Committee (the "Compensation Committee") consists of directors Fairchild, Manchot, Morton, Scott, Shumway and Vohs. The Compensation Committee establishes and monitors the policies under which compensation is paid or awarded to the Company's executive officers, determines executive compensation, grants stock options, restricted stock and other cash or stock awards under the Company's stock option, management incentive compensation and restricted stock plans, and reviews pension and other retirement plans for adequacy and compliance with applicable regulations. The Compensation Committee held three meetings during fiscal year 1995.

BOARD ADMINISTRATION AND PUBLIC POLICY COMMITTEE. The Board Administration and Public Policy Committee consists of directors Boggan, Collins, Fairchild, Krautter, Manchot, Morton, Scarff, Scott, Shumway, Sullivan, Vohs and Wolfe. The Board Administration and Public Policy Committee establishes the rules and procedures for board governance, is the principal link between the board and the public community and has oversight responsibility for environmental matters. The Board Administration and Public Policy Committee held one meeting during fiscal year 1995.

The board of directors held nine meetings during fiscal year 1995. All directors attended more than 75% of the meetings of the board and committees of which they were members during fiscal year 1995.

Non-management directors received an annual fee of $27,500 for the 1995 fiscal year. In addition, each non-management director received $1,000 for each meeting of the board attended and $875 for each meeting of a board committee attended. The chairperson of each committee received an additional $625 for each committee meeting attended. In addition, each non-management director is entitled to receive $1,000 per day for any special assignment requested of any such director by the board. However, no such special assignment fees were paid in fiscal year 1995. Management directors receive no extra compensation for their service as directors. Directors may elect to defer all or a part of such compensation. Any such deferred amounts are credited with interest annually. Through October 1, 1994, the interest paid was based on the rate of interest paid by Wells Fargo Bank on July 1 of each year for a $100,000 certificate of deposit with a one-year term. Effective October 1, 1994, the interest paid became based on the rate of interest paid by Wells Fargo Bank as its Prime Rate on July 1 of each year. Wells Fargo Bank's Prime Rate on July 1, 1994 and July 1, 1995 was 7.25% and 9%, respectively. All deferred fees are payable only in cash. In addition, under the retirement plan for non-management directors, any directors who have had at least five years' service may, after termination of service and upon attainment of age 65, receive annual payments equal to the annual retainer they received during their last twelve months of service for the number of calendar years and quarters they served as a non-management director. Directors are covered by the Company's business travel accident insurance plan for travel to and from meetings of the board of directors.

Pursuant to the Company's 1993 Directors' Stock Option Plan, each non-management director received a grant of stock options covering 500 shares of Common Stock during fiscal year 1995. Such stock options vest in two equal installments on each of the first two anniversary dates of the grant date and have an exercise price equal to the fair market value on the grant date. Other than the non-management director fees, the retirement benefits, the business travel accident insurance coverage, and the stock option grants described above, directors who are not employees of the Company do not receive any additional form of direct compensation, nor do they participate in any of the Company's employee plans.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table shows, as of July 31, 1995, the holdings of the Common Stock by (i) the only entity or person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director or nominee for director and each of the five executive officers named in the Summary Compensation Table on page 13, and (iii) all directors, nominees and executive officers of the Company as a group:

                                                    AMOUNT AND
                                                     NATURE OF
     NAME OF                                        BENEFICIAL
BENEFICIAL OWNER(1)                                OWNERSHIP(2)    PERCENT OF CLASS(3)
- ------------------------------------------------  ---------------  -------------------

HC Investments, Inc. (4)                           15,428,100            29.42%
William F. Ausfahl                                     96,776               *
Daniel Boggan, Jr.                                      1,437               *
John W. Collins                                        24,155               *
Neil P. DeFeo                                          40,818               *
Ursula Fairchild                                        4,250               *
Jochen Krautter                                         2,250               *
Ramon A. Llenado                                       28,440               *
Peter N. Louras                                        49,234               *
Juergen Manchot                                         2,250               *
Dean O. Morton                                          3,250               *
Klaus Morwind                                             200               *
Edward L. Scarff                                        6,250               *
Lary R. Scott                                           4,548               *
Forrest N. Shumway                                      6,250               *
G. Craig Sullivan                                     118,821               *
James O. Vohs                                           2,250               *
C. A. (Al) Wolfe                                        3,250               *
All directors, nominees and executive officers        869,896             1.66%
  as a group (34 persons) (5)

- ---------
Notes:

*    Does not exceed one percent of the outstanding shares.

(1) Correspondence to all executive officers and directors of the Company may be mailed to 1221 Broadway, Oakland, California 94612. The address of HC Investments, Inc. is 1100 North Market Street, Suite 780, Wilmington, Delaware 19801.

(2) Each beneficial owner listed has sole voting and dispositive power (or shares such power with her or his spouse) concerning the shares indicated. These totals include the following number of shares of Common Stock which such persons have the right to acquire through stock options exercisable within 60 days of July 31, 1995: Mr. Sullivan -- 85,022; Mr. DeFeo -- 25,113; Mr. Ausfahl -- 58,511; Mr. Louras -- 35,971; Mr. Llenado -- 19,018;
     Mr. Collins -- 21,520; Mr. Krautter -- 250; each of the other directors -- 1,250; and all directors, nominees and executive officers as a group (34 persons) -- 597,182.

(3) On July 31, 1995, there were 52,437,995 shares of Common Stock issued and outstanding.

(4)  Indirect  wholly-owned  United   States  subsidiary  of   Henkel  KGaA   of
     Duesseldorf, Germany (manufacturer of household products and chemicals).

(5) Executive officers include the chief executive officer and all the vice presidents of the Company.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company and Henkel KGaA are parties to a June 1981 letter agreement (as amended in July 1986 and March 1987), relating to ownership by Henkel KGaA of Common Stock and representation on the Company's board of directors. The July 1986 amendment assures Henkel KGaA of the right to nominate for election to the board a minimum of two representatives so long as Henkel KGaA beneficially owns at least 5% of the outstanding shares of Common Stock. Under the letter agreement, as amended, Henkel KGaA's maximum permitted ownership of Common Stock without consultation with the Company is limited to 30%, and Henkel KGaA has affirmed that it considers its investment in the Company as long-term and its role in the Company as that of a significant minority stockholder without an active role in the management of the Company.

The Company and Henkel KGaA have entered into certain joint manufacturing, marketing and product development arrangements in the United States and internationally, either directly or through affiliates or joint venture collaboration. No such arrangements, either individually or in the aggregate, were material to the Company or Henkel KGaA during fiscal year 1995.

During  fiscal  year 1995,  in  connection with  joining  the Company,  Frank A.
Tataseo, Vice President -- Sales of the Company, received a $150,000 mortgage loan without interest for five years from the Company.

EMPLOYEE BENEFITS AND MANAGEMENT COMPENSATION
COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The membership of the Compensation Committee consists entirely of directors who have never been employees of the Company (see page 6). The Compensation Committee establishes and regularly determines executive compensation levels and policies.

COMPENSATION PHILOSOPHY.

Compensation  for executives is  based on the  principles that compensation must
(a) be competitive with other businesses to attract, motivate and retain the talent needed to lead and grow the Company's business; (b) be linked to the Company's performance in achieving its short-term and long-term goals; (c) provide strong incentives for superior Company and individual performance and adverse consequences for below target performance; and (d) encourage executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders.

COMPENSATION OF EXECUTIVE OFFICERS.

The key components of the executive compensation program are base annual salary, annual short-term incentive awards in the form of stock or cash under the Management Incentive Compensation Plan (the "MIC Plan"), and long-term incentive awards in the form of stock options and restricted stock under the Company's 1987 Long-Term Compensation Program. The mix of compensation elements is determined by competitive data collected from the comparator peer group discussed below and internal ranking within the executive officer group. General targeted competitive levels for all elements of pay are the 50th percentile of such comparator peer group when adjusted for size. There is opportunity for the executive officers to earn more than the targeted 50th percentile if the Company's performance exceeds the measures discussed in this report.

BASE ANNUAL SALARY. Base annual salaries for executive officers are determined by the following factors: (1) parity to market; (2) the individual's performance; (3) promotions resulting in increases in responsibility; and (4) equity in relationship to other executive positions within the Company. With the assistance of the Company's compensation consulting firm, surveys are conducted of benchmark positions in 26 other peer companies (the "Peer Companies"), most of which compete with the Company in one or more of its primary businesses.
Those which are not direct competitors are in closely-related fields. The Compensation Committee takes into account both the size and performance of the Company relative to the size and performance of the Peer Companies. It also considers the competitiveness of the entire compensation package of the Company's executive officers compared to the Peer Companies. The Compensation Committee reviews which peer companies are selected for compensation analysis and updates the composition of the Peer Companies periodically. For fiscal year 1995, the Compensation Committee established salary ranges for executive officer positions with midpoints which approximate the 50th percentile or median level of the comparable, benchmarked positions. An individual executive officer's position within a salary range depends upon her or his length of service in the position and the executive officer's performance, as judged by her or his immediate superior and the chief executive officer. The performance of the six executive officers who serve as members of the management executive committee is judged by the chief executive officer and the Compensation Committee, or in the chief executive officer's case, by the Compensation Committee alone. Elements of performance assessed for all executive officers include achieving financial performance goals tied to their particular responsibilities in the Company and individual objectives, some of which are not of a financial nature. All such objectives are agreed to in advance by the executive officer and her or his immediate superior, or in the chief executive officer's case, by him and the Compensation Committee. An executive officer may also receive a promotional salary increase to reflect increases in her or his job responsibility.

MANAGEMENT INCENTIVE COMPENSATION PLAN. The MIC Plan is an annual bonus plan in which the top 290 managers of the Company participate. For fiscal year 1995, the MIC Plan, as it applied to executive officers, established a linkage between the annual bonus awards and both the Company's performance and the individual performance of each executive officer. The Compensation Committee determined that awards under the MIC Plan also would include an element of adverse consequences for poor financial results, including no MIC Plan award funding for the Company's financial performance component described below unless the Company achieved an earnings before taxes target previously established by the Compensation Committee. That earnings before taxes target was exceeded in fiscal year 1995.

In keeping with the Company's desire to have executive officers build their holdings of the Company's stock, in fiscal year 1995 executive officers continued to be able to elect to receive all or a portion of their MIC Plan award in the Company's stock rather than cash. Those participants electing stock received a premium equal to 20% of the bonus amount elected to be paid in the Company's stock based on the fair market value on September 1, 1995 and such MIC Plan stock award is subject to transfer restrictions for two years, or the premium will be forfeited.

For the MIC Plan, the Compensation Committee divided the executive officer group into two subcategories. The six executive officers who serve as members of the management executive committee are the five executive officers named in the Summary Compensation Table on page 13, plus Mr. Edward A. Cutter, Senior Vice President -- General Counsel and Secretary. For those six executive officers, 75% of the MIC Plan award was determined by achieving corporate financial performance measures previously established by the Compensation Committee based on a computation consisting of targeted operating margin level, asset turnover rate and volume growth. In the computation, the targeted operating margin level and asset turnover rate were weighted equivalently and counted approximately 75% in the determination of the financial measures. Volume growth was weighted at approximately 25%. The targeted corporate financial measures were exceeded as measured at the end of fiscal year 1995. The remaining 25% of the MIC Plan award was based on achieving pre-established individual objectives related to budget performance and other goals that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees and the exercise of leadership within the industry and in the communities that the Company serves. Individual objectives and the weight given each individual objective varied for the members of the management executive committee. The target MIC Plan award for the six management executive committee members was 50% of base annual salary at June 30, 1995 (60% for the chief executive officer) if the corporate financial performance and individual objectives were achieved. The maximum MIC Plan award was 100% of base annual salary at June 30, 1995 (120% for the chief executive officer) if the goals were substantially exceeded, and the minimum MIC Plan award was 0 if the goals came in substantially lower than the targets. All MIC Plan awards are determined by the chief executive officer and the Compensation Committee or, in the chief executive officer's case, by the Compensation Committee.

The MIC Plan awards to other members of the executive officer group were determined based on an equally divided weighing of (i) the same corporate financial performance measures used for the six management executive committee members; and (ii) achieving individual objectives, including, for operating division officers, operating division financial performance measures and other individual objectives, and for staff executive officers, individual objectives, such as the achievement of selected strategic goals and the successful development of human resources. Individual objectives and the weight given each individual objective varied from person to person depending on job responsibilities. The target MIC Plan award for the other members of the executive officer group was 40% of base annual salary at June 30, 1995 if goals were achieved up to a maximum of 80% if the goals were substantially exceeded and down to a minimum of 0 if the goals came in substantially lower than the targets.

LONG-TERM COMPENSATION PROGRAM. For the past several years, a major goal of the Compensation Committee has been to increase the level of ownership of the Company's stock by the executive officer group. In the previous fiscal year, 1994, the Compensation Committee provided significantly larger grants of stock options and restricted stock to all executive officers than it had in prior years. Because of the sizes of the fiscal year 1994 grants, the only grants of stock options or restricted stock to executive officers made during fiscal year 1995 were to recognize promotions or a significant increase in the recipient's responsibilities. No member of the management executive committee received any such grants except for shares of restricted stock awarded to members who elected to receive some or all of their fiscal year 1995 MIC Plan award in stock rather than cash.

The stock options awarded to executive officers during fiscal year 1994 had ten-year lives, and 1/3 of the number of option shares vest on each of the first, second and third anniversaries of the option grant. Option shares which vested on the first anniversary of the grant have an exercise price of $52.94, the fair market value on the option grant date. Option shares vesting on the second and third anniversaries of the grant have exercise prices of $58.25 and $63.50, premiums of 10% and 20%, respectively, over the $52.94 fair market value on the option grant date.

The timing of the lapse of restrictions on performance shares awarded during fiscal year 1994 will be determined at the end of fiscal year 1996, 1998 or 2000 and will be based on Company performance. The relative total stockholder return (stock price appreciation plus dividends paid) of the Common Stock will at that time be measured against two comparator groups: first, the total stockholder return of the Standard & Poor's 500 Stock Index and second, the total stockholder return of an index of the stocks of the Peer Companies. Each comparator group will have an equal 50% weight. If, on average, the Company's total stockholder return is in the 60th percentile or above relative to the stockholder returns of the two groups, the restrictions on the performance shares will lapse on the third anniversary of the grant date. If the restrictions do not lapse on the third anniversary (1996) and the Company's total stockholder return is above the 50th percentile in 1998, the shares will vest in 1998. Failing that, the shares will not vest until 2000.

The Compensation Committee has endorsed target ownership levels by executive officers to be achieved by fiscal year 1999, based on the fair market value of the Common Stock at that time. The levels are the equivalent of four times base annual salary for the chief executive officer, three times base annual salary for the other executive officers who serve as members of the management executive committee, and two times base annual salary for other executive officers. No stock options will be counted in determining ownership levels, which will be based on shares of Common Stock held, including restricted stock and shares held via the Company's Tax Reduction Investment Plan.

BENEFITS. The Company provides various employee benefit programs to its executive officers, including medical and life insurance benefits, retirement benefits, an employee stock purchase plan and an employee savings plan with 401(k) features. Except for the Supplemental Executive Retirement Plan described on page 16 and individual financial planning services, these benefit programs are generally available to all employees of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION.

The Compensation Committee increased Mr. Sullivan's base annual salary on October 1, 1994 from $585,000 to $625,000. Commencing in fiscal year 1995, the Compensation Committee moved its annual review of the salaries of the chief executive officer and the other five members of the management executive committee to its September meeting with increases to be effective for all six officers on October 1st of each year. Because of the short time period since Mr. Sullivan's previous increase, internal equity as well as external comparisons with the Peer Companies were given a greater weight than they had been given in determining Mr. Sullivan's previous increases.

Mr. Sullivan's MIC Plan award for fiscal year 1995 was based upon the weighted corporate financial performance measures (75%) and individual objectives (25%) established by the Compensation Committee as described above. The targets were exceeded, and Mr. Sullivan's MIC Plan award formula called for a payment of $541,900.

Mr. Sullivan received no stock option awards or grants of restricted stock in fiscal year 1995 because of the size of the awards and grants he received during fiscal year 1994.

ON-GOING REVIEW OF COMPENSATION.

The Company's compensation consulting firm has been conducting an ongoing review of the Company's existing executive compensation programs for the Compensation Committee to continue to ensure they support the future direction of the Company and the principles on which executive compensation is based. The Compensation Committee reserves the right to select and/or meet independently with any consultant at its discretion. The Compensation Committee has access to and reviews independent compensation data relating to executive compensation at other companies.

The Compensation Committee has not yet developed a policy in order to qualify any compensation to the five highest-paid executive officers in excess of $1 million per year for federal tax deductibility pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is considering the applicability of Section 162(m) to various types of executive compensation. The Compensation Committee intends to balance the interests of the Company in maintaining flexible incentive plans and how the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction when taxable compensation for any of the five highest-paid executive officers exceeds $1 million per year.

      Dean O. Morton, Chair              Lary R. Scott
      Ursula Fairchild                   Forrest N. Shumway
      Juergen Manchot                    James A. Vohs

                    (Members of the Compensation Committee)

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for each of the last three fiscal years earned by or paid or awarded to the chief executive officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Officers").

                                                                                    LONG-TERM COMPENSATION
                                                                             ------------------------------------
                                                ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                          --------------------------------   -------------------------   --------
             (A)                  (B)       (C)       (D)         (E)            (F)           (G)         (H)         (I)
                                                                                            SECURITIES
                                                                              RESTRICTED    UNDERLYING                 ALL
                                                              OTHER ANNUAL      STOCK        OPTIONS/      LTIP       OTHER
                                           SALARY    BONUS    COMPENSATION     AWARD(S)        SARS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       ($)      ($)(1)      ($)(2)      ($)(1)(3)(4)   (#)(3)(4)      ($)      ($)(2)(5)
- ------------------------------  -------   --------  --------  ------------   ------------   ----------   --------  ------------
G. Craig Sullivan ............   1995     $615,000  $541,900     --           $   93,466       --        $206,600    $15,812
 Chairman of the Board and       1994     $551,250  $422,956     --           $1,061,343     114,963     $136,197    $25,993
 Chief Executive Officer         1993     $457,500  $351,000     --           $  125,563      18,516     $ 85,995    $17,885
Neil P. DeFeo ................   1995(6)  $368,750  $282,700    $19,676       $   56,592       --           --       $27,207
 Group Vice President -- U.S.    1994(6)  $343,494  $175,000    $20,321       $  619,485      60,339        --       $19,042
 Operations                      1993(6)     --        --        --              --            --           --        --
William F. Ausfahl ...........   1995     $302,500  $222,300     --           $   44,501       --        $ 87,971    $15,899
 Group Vice President and        1994     $292,500  $174,050     --           $  334,807      34,005     $131,289    $26,161
 Chief Financial Officer         1993     $281,250  $154,375     --           $   56,700       8,643     $ 81,081    $16,899
Peter N. Louras ..............   1995     $267,500  $201,600     --           $   30,348       --        $ 68,422    $15,853
 Group Vice President            1994     $251,250  $153,400     --           $  330,457      37,782     $ 77,301    $26,107
                                 1993     $219,000  $121,875     --           $   39,681       6,051     $ 48,321    $18,073
Ramon A. Llenado .............   1995     $259,500  $189,800     --           $   37,995       --        $ 78,197    $15,843
 Group Vice President --         1994(7)  $252,000  $154,665     --           $  330,930      34,005        --       $26,108
 Technical                       1993(7)  $240,000  $130,000     --           $   50,400       7,683        --       $14,412

- ------------
(1) Pursuant to the MIC Plan, starting with fiscal year 1994 awards, executive officers were able to elect all or a portion of their annual bonus plan awards in Common Stock rather than cash. Those participants electing stock receive a premium equal to 20% of the gross bonus amount elected to be paid in Common Stock based on the fair market value on September 1. Such stock awards are subject to transfer restrictions for two years from the date of grant or the premium will be forfeited. The amount of the bonus elected to be paid in Common Stock is included in the bonus column (d) in the annual compensation portion of this table. The 20% premium received with such election, which is subject to forfeiture restrictions, is included in the restricted stock awards column (f) in the long-term compensation portion of this table. The net number of shares and value of the MIC Plan annual bonus amounts paid in Common Stock awards, after deductions to the base awards made for income tax purposes, were as follows: for fiscal year 1995, base award -- 4,052 shares ($275,050) and premium -- 1,377 shares ($93,466) for
     Mr. Sullivan; base award -- 2,691 shares ($182,651) and premium -- 834 shares ($56,592) for Mr. DeFeo; base award -- 2,116 shares ($143,627) and premium -- 656 shares ($44,501) for Mr. Ausfahl; base award -- 1,182 shares ($80,207) and premium -- 447 shares ($30,348) for Mr. Louras; and base award -- 1,807 shares ($122,629) and premium -- 560 shares ($37,995) for
     Mr. Llenado; and for fiscal year 1994, base award -- 3,790 shares ($198,035) and premium -- 1,174 shares ($61,353) for Mr. Sullivan; base award -- 2,075 shares ($108,424) and premium -- 670 shares ($35,000) for
     Mr. DeFeo; base award -- 2,151 shares ($112,395) and premium -- 666 shares ($34,810) for Mr. Ausfahl; base award -- 1,000 shares ($52,250) and premium -- 200 shares ($10,450) for Mr. Louras; and base award -- 1,911 shares ($99,855) and premium -- 592 shares ($30,933) for Mr. Llenado.

(2) In connection with joining the Company during fiscal year 1994, Mr. DeFeo was reimbursed for his relocation costs by the Company in accordance with the Company's general relocation policy for experienced new hires. The amounts the Company paid Mr. DeFeo in excess of such relocation policy are set forth in the table above as follows: (i) the amounts of $19,676 and $20,321 in the other annual compensation column (e) represent the excess tax gross-up paid to Mr. DeFeo in connection with his relocation in fiscal year 1995 and 1994, respectively; and (ii) $10,720 and $18,580 of the amounts listed in the all other compensation column (i) in fiscal year 1995 and 1994, respectively, represent other excess relocation cost reimbursement received by Mr. DeFeo.

(3) Amounts include awards earned for the years indicated, consistent with past practice. In support of the goal of increasing the level of ownership of the Company's stock by the executive officer group, in fiscal year 1994 significantly larger grants of stock options and restricted stock were made to all executive officers than in prior years. Because of the sizes of the fiscal year 1994 grants, no Named Officer received any grants of stock options or restricted stock during fiscal year 1995 except for shares of restricted stock awarded to Named Officers who elected to receive some or all of their respective fiscal year 1995 MIC Plan awards in stock rather than cash. Except for 4,000 shares of restricted stock granted to Mr. DeFeo in connection with his joining the Company (which vest 25% on each of the first four anniversaries of the grant date), the vesting of restricted stock awards granted in fiscal year 1994 will be determined by Company performance. The vesting dates will be October 1, 1996, October 1, 1998 or October 1, 2000, depending on when the relative total stockholder return requirements set forth in the Compensation Committee Report on page 11 above are met. The restricted stock awards granted in fiscal year 1993 will vest 50% in each of the fourth and fifth years following the grants. The value of all restricted stock awards set forth in the table above was determined by multiplying the fair market value of the Common Stock on the date of grant by the number of shares awarded. As of June 30, 1995, the number and value of aggregate restricted stock award holdings, based on fair market value on June 30, 1995, were as follows: 26,724.37 shares ($1,743,765.14) for

     Mr. Sullivan; 12,922.95  shares ($843,223) for  Mr. DeFeo; 9,780.32  shares
     ($638,165.88)  for Mr. Ausfahl; 8,152 shares ($531,918) for Mr. Louras; and
     9,322.12 shares ($608,268.33) for Mr. Llenado. Dividends are paid on shares of restricted stock awarded commencing from the date of grant.

(4) In the event of a "change in control," all periods of restriction on restricted stock end and all stock options become exercisable. A change in control will be deemed to occur if any person or entity other than Henkel
     KGaA becomes the beneficial owner, directly or indirectly, of securities of the Company then representing 50% or more of the combined voting power for the election of the Company's directors. A feature of both the Restricted
     Stock Plan and the 1987 and 1977 Stock Option Plans is the stock withholding election, pursuant to which a recipient may elect to have the Company withhold shares of Common Stock to pay any withholding tax liability that arises when the restrictions on the restricted stock are released or when non-qualified stock options are exercised, respectively.
     In both cases, the value of shares which may be withheld is based on the per share price of the Common Stock on the Composite Transactions Report for the New York Stock Exchange on the last business day before the withholding is made.

(5) Except for $10,720 and $18,580 related to Mr. DeFeo's relocation in fiscal year 1995 and 1994, respectively, the amounts shown in the column are pursuant to programs provided to salaried employees generally and represent
     Company contributions under the Company's Tax Reduction Investment Plan and
     Profit Sharing Trust Plan and term life insurance premiums paid by the Company for the benefit of each respective Named Officer. The amounts for 1995 are based on estimated contributions to the Profit Sharing Trust Plan, while the numbers for 1994 and 1993 are based on actual contributions.

(6) Mr. DeFeo was first employed in July 1993. In addition to the 1994 fiscal year grants of restricted stock and stock options made to all the Named
     Officers, Mr. DeFeo received initial grants of restricted stock (4,000 shares) and stock options (15,000 shares) in August 1993. As part of his employment with the Company, Mr. DeFeo received a pre-determined annual bonus of $175,000 for fiscal year 1994 only, which was the target bonus goal established for him.

(7)  Mr.  Llenado  was first  employed during  the 1992  fiscal year.  His first
     Long-Term Incentive Plan payout occurred  for the first three years  ending
     June 30, 1995.

OPTIONS AND STOCK APPRECIATION RIGHTS

The following table shows options and stock appreciation rights ("SARs") exercised during fiscal year 1995 by the Named Officers, and the value of the options and SARs held by the Named Officers at the end of fiscal year 1995.

             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR,
                         AND FY-END OPTIONS/SAR VALUES

         (A)                  (B)               (C)                    (D)                        (E)
                                                                                               VALUE OF
                                                                                          UNEXERCISED IN-THE-
                                                              NUMBER OF SECURITIES        MONEY OPTIONS/ SARS
                                                             UNDERLYING UNEXERCISED          AT FY-END($)
                        SHARES ACQUIRED        VALUE       OPTIONS/SARS AT FY-END (#)        EXERCISABLE/
NAME                     ON EXERCISE(#)     REALIZED($)   EXERCISABLE/ UNEXERCISABLE(2)   UNEXERCISABLE(1)(2)
- ---------------------  ------------------   -----------   -----------------------------   -------------------
G. Craig Sullivan....        3,576           $  114,991           78,850/82,814           $1,619,383/$468,007
Neil P. DeFeo........          -0-                  -0-           20,113/40,226             $256,704/$273,489
William F. Ausfahl...        8,100           $  310,369           55,630/25,551           $1,554,198/$161,123
Peter N. Louras......          500           $   19,438           33,954/27,205             $835,136/$153,563
Ramon A. Llenado.....          -0-                  -0-           16,457/25,231             $249,685/$154,243

- ------------
(1) The value of the unexercised options was determined by multiplying the number of shares subject to unexercised options on the fiscal year end, June 30, 1995, by $65.25, the fair market value of the Common Stock on such date, minus the exercise price of each unexercised option.

(2) None of the unexercisable options were granted under the 1977 Stock Option Plan. The number of shares covered and the value of the unexercisable options listed in columns (d) and (e) of the table above were all granted under the 1987 Stock Option Plan.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and a composite index composed of the Standard & Poor's Household Products Index and the Standard & Poor's Housewares Index for a five-year period ending June 30, 1995. The composite index is weighted based on market capitalization as of the end of each quarter during each of the last five years.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             THE CLOROX COMPANY   COMBINED INDUSTRY INDEX    S&P 500
June 1990                 100.00                    100.00     100.00
June 1991                  96.88                     96.57     107.39
June 1992                 116.14                    123.15     121.73
June 1993                 138.22                    135.90     138.26
June 1994                 134.19                    139.90     140.24
June 1995                 185.08                    190.94     176.69

PENSION PLAN

The Company's Pension Plan is a qualified non-contributory plan under pertinent income tax laws and essentially all salaried employees as well as non-union hourly employees with at least one year of service participate. The Company contributes annually an amount determined actuarially on the entry age normal cost method. A participant obtains 100% vesting of her or his interests under the Pension Plan after 5 years of service. Benefits are based on average salary and years of service of each participant. No deduction is made for Social Security benefits. Pension benefits for married retirees will be on a 50% joint and survivor annuity basis unless the retiree elects otherwise. For an unmarried retiree the benefit is on a straight life annuity basis. The table below shows the estimated pensions payable to an unmarried person on retirement under the Pension Plan at age 65 or later for representative years of service at various levels of average covered annual salary.

                                                    YEARS OF SERVICE
AVERAGE COVERED                ----------------------------------------------------------
ANNUAL SALARY(1)(2)                15          20          25          30          35
- -----------------------------  ----------  ----------  ----------  ----------  ----------
$ 125,000....................  $   28,125  $   37,500  $   46,875  $   56,250  $   65,625
$ 150,000....................  $   33,750  $   45,000  $   56,250  $   67,500  $   78,750
$ 175,000....................  $   39,000  $   52,125  $   65,250  $   78,375  $   91,500
$ 200,000....................  $   44,250  $   59,250  $   74,250  $   89,250  $  104,250
$ 250,000....................  $   52,442  $   71,192  $   89,942  $  108,692  $  118,800
$ 300,000....................  $   59,192  $   81,692  $  104,192  $  118,800  $  118,800
$ 350,000....................  $   65,942  $   92,192  $  118,442  $  118,800  $  118,800
$ 400,000....................  $   72,692  $  102,692  $  118,800  $  118,800  $  118,800
$ 450,000....................  $   79,442  $  113,192  $  118,800  $  118,800  $  118,800
$ 500,000....................  $   86,192  $  118,800  $  118,800  $  118,800  $  118,800
$ 600,000....................  $   99,692  $  118,800  $  118,800  $  118,800  $  118,800
$ 700,000....................  $  113,192  $  118,800  $  118,800  $  118,800  $  118,800
$ 800,000....................  $  118,800  $  118,800  $  118,800  $  118,800  $  118,800
$ 900,000....................  $  118,800  $  118,800  $  118,800  $  118,800  $  118,800
$1,000,000...................  $  118,800  $  118,800  $  118,800  $  118,800  $  118,800

- ---------
(1)  The number of years of credited service for each of the Named Officers are:
     Mr. Sullivan, 24; Mr. DeFeo, 2; Mr. Ausfahl, 13; Mr. Louras, 15; and Mr. Llenado, 3.

(2)  For   the  executive  officers,  the  foregoing  pensions  will  likely  be supplemented as described and illustrated below in the section entitled "Supplemental Executive Retirement Plan."

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The  retirement benefits  shown in  the table below  are based  on the Company's
Supplemental Executive Retirement Plan ("SERP"). The SERP is designed to supplement in certain instances the combined retirement income of executive officers. The benefits payable under the SERP assure the achievement of a fixed objective for the combined benefit amounts payable under the Company's qualified plans (Profit Sharing, Pension and the Company's matching contributions to the Tax Reduction Investment Plan) and primary Social Security. The fixed objective is shown in the table below and is 55% of the average annual compensation for the three consecutive years of highest compensation. Compensation consists of base annual salary and the MIC Plan bonus. For the Named Officers, those amounts are shown in the salary and bonus columns (a) and (b) of the Summary Compensation Table on page 13. The actual amount paid from the SERP is the difference, if any, between the fixed objective and the benefits received from primary Social Security and the Company's qualified plans. The benefits shown in the table below are calculated for an unmarried person and are based on retirement at age 65 with at least 15 years of service with the Company. They would be proportionately reduced for early retirement or for shorter periods of service to a minimum of 10 years.

                                                    YEARS OF SERVICE
                               ----------------------------------------------------------
COMPENSATION(1)                    15          20          25          30          35
- -----------------------------  ----------  ----------  ----------  ----------  ----------
$ 125,000....................  $   68,750  $   68,750  $   68,750  $   68,750  $   68,750
$ 150,000....................  $   82,500  $   82,500  $   82,500  $   82,500  $   82,500
$ 175,000....................  $   96,250  $   96,250  $   96,250  $   96,250  $   96,250
$ 200,000....................  $  110,000  $  110,000  $  110,000  $  110,000  $  110,000
$ 250,000....................  $  137,500  $  137,500  $  137,500  $  137,500  $  137,500
$ 300,000....................  $  165,000  $  165,000  $  165,000  $  165,000  $  165,000
$ 350,000....................  $  192,500  $  192,500  $  192,500  $  192,500  $  192,500
$ 400,000....................  $  220,000  $  220,000  $  220,000  $  220,000  $  220,000
$ 450,000....................  $  247,500  $  247,500  $  247,500  $  247,500  $  247,500
$ 500,000....................  $  275,000  $  275,000  $  275,000  $  275,000  $  275,000
$ 600,000....................  $  330,000  $  330,000  $  330,000  $  330,000  $  330,000
$ 700,000....................  $  385,000  $  385,000  $  385,000  $  385,000  $  385,000
$ 800,000....................  $  440,000  $  440,000  $  440,000  $  440,000  $  440,000
$ 900,000....................  $  495,000  $  495,000  $  495,000  $  495,000  $  495,000
$1,000,000...................  $  550,000  $  550,000  $  550,000  $  550,000  $  550,000

- ---------
(1) The number of years of credited service for each of the Named Officers are as follows: Mr. Sullivan, 24; Mr. DeFeo, 2; Mr. Ausfahl, 13; Mr. Louras, 15; and Mr. Llenado, 3.

EMPLOYMENT CONTRACTS

The Company has entered into employment contracts with each of the Named Officers named in the Summary Compensation Table on page 13 above. The term of the employment contract for Mr. Sullivan is five years and for each of the other Named Officers is three years. Such contract terms are "evergreen" in that they maintain a five-year term, in the case of the chief executive officer, or a three-year term, in the case of the other Named Officers, unless either party gives five-year notice of termination, in the case of the chief executive officer's employment contract, and three-year notice of termination, in the case of the other Named Officers' employment contracts. The employment contracts are also terminable at any time by the Company either for "cause," as that term is defined in them, or "at will" by either the Named Officer or the Company. In the case of an "at will" termination by the Company, a Named Officer is entitled to receive annually severance benefits of his then current base salary, plus 75% of his target MIC Plan award for the previous fiscal year, for the length of the remaining term of his employment contract, subject to offset for other earned income. He is also entitled to continue to participate in the Company's medical and dental insurance programs for the same period. In addition, the Named
Officer would receive a pro-rated MIC Plan award for the year in which termination occurs. Following a "change in control" (as described in footnote
(4) to the Summary Compensation Table on page 14), the Named Officer may, within the remaining term period of his contract, terminate his employment in the event of a reduction or elimination in rank, responsibilities, compensation or benefits, and receive similar severance benefits to those set forth above. Assuming a termination on July 1, 1995, the Named Officers would have received the following annual payments for the periods indicated, subject to reduction by the amount of any earned income from another source: Mr. Sullivan -- $906,250 per year for 5 years; Mr. DeFeo -- $515,625 per year for 3 years; Mr. Ausfahl -- $419,375 per year for 3 years; Mr. Louras -- $371,250 per year for 3 years; and Mr. Llenado -- $360,250 per year for 3 years. The Company has also entered into employment contracts on similar terms with each of the other executive officers of the Company. The termination notice periods for these contracts range from three years to one year depending upon the executive officer's level in the organization and her or his tenure as an executive officer.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require the Company's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. The Company undertakes to file such forms on behalf of the reporting person pursuant to a power of attorney given to certain attorneys-in-fact. Such reporting officers, directors and ten percent stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely  on  its review  of  copies of  such  reports received  or  written representations from such executive officers, directors and ten percent stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 1995, except the following officers inadvertently omitted reporting the following transactions: Ms. Janet Brady -- two transactions relating to stock options which occurred between October 1994 and February 1995, which were disclosed in a Form 4 filing in September 1995; Mr. Richard T. Conti -- two sale transactions in connection with the release of restricted stock which occurred in September 1992 and March 1993, which were disclosed in a Form 4 filing in September 1995; Mr. Robert C. Klaus -- a sale transaction which occurred in March 1992, which was disclosed in a Form 4 filing in December 1994; Mr. Ramon A. Llenado -- a purchase transaction which occurred in September 1991, which was disclosed in a Form 4 filing in September 1995; and Mr. Frank Tataseo -- a restricted stock grant which occurred in September 1994, which was disclosed in an amended Form 3 filing in March 1995. Mr. Donald C. Murray filed a Form 4 in September 1995 to correctly indicate the number of shares held by him at the end of fiscal year 1995. Mr. Lary R. Scott filed a Form 5 in September 1995 to disclose dividend reinvestment acquisitions over the past two years.

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the board of directors has recommended, and the board of directors has selected, Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1996. This firm has been so engaged since 1957. During fiscal year 1995, Deloitte & Touche LLP examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of the board of directors to continue this policy). The board of directors recommends the adoption of the following resolution which will be presented to the Annual Meeting:

       RESOLVED, that the stockholders of The Clorox Company hereby ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1996.

The persons designated in the enclosed proxy will vote your shares FOR ratification unless instructions to the contrary are indicated in the enclosed proxy. If the stockholders fail to ratify the selection of this firm, the board of directors will reconsider the matter.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, to respond to appropriate questions and to make a statement should they desire to do so.

OTHER BUSINESS

The board of directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

SOLICITATION OF PROXIES

The Company has not retained an outside firm in connection with the solicitation of the enclosed proxy. However, executive officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal call.

STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

Stockholders who may wish to present proposals for inclusion in the Company's proxy material and for consideration at the 1996 annual meeting must submit such proposals in writing to the Secretary at the address shown on the top of the notice accompanying this proxy statement not later than May 31, 1996.

                                          By Order of the Board of Directors

                                          Edward A. Cutter,
                                          SENIOR VICE PRESIDENT -- GENERAL
                                          COUNSEL
                                          AND SECRETARY
September 28, 1995

                               [Recycled Symbol]
                           Printed on Recycled Paper

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX
COMPANY

The undersigned, whose signature appears on the reverse, hereby appoints G. C. SULLIVAN, W. F. AUSFAHL and E. A. CUTTER, and each of them, with full power of substitution and revocation, the proxy or proxies of the undersigned to vote the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 15, 1995, and at any and all adjournments thereof and on all matters that may properly come before the meeting.


Your shares will be voted as directed herein. If signed and no direction is given for any item, it will be voted in favor of Items 1 and 2.


If you have any comments or change of address, MARK THE APPROPRIATE BOX ON THE REVERSE SIDE and use the following space:

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

INSTRUCTIONS:

1. Use the reverse side to specify your voting instructions for each proposal.
2. Sign and date form.
3. Tear off at perforation and RETURN THIS PORTION OF THE FORM ONLY.


YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS HELP AVOID THE EXPENSES ASSOCIATED WITH SUCH ADDITIONAL MAILINGS.

/  x  /  PLEASE MARK CHOICES IN BLUE OR BLACK INK AS IN THIS SAMPLE.        0129


The Board of Directors unanimously recommends a vote FOR the election of the nominees for director and FOR proposal 2.

1. Election of Directors.
(see list below)


FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

FOR /  /                  WITHHELD   /  /


- -------------------------------------------------------

Withheld  authority for all Nominees

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for The Clorox Company for the fiscal year ending June 30, 1996.

For                             Against                       Abstain
/ /                              / /                           / /


Check this box only if you have comments or change of address and use the back of form.
                               /     /

Check this box only if you wish to attend and vote at the meeting.
Signature(s)
                              /     /




SIGNATURE(S)                                    DATE
            ------------------------------------     --------------------------
Note: Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint ownership, all co-owners must sign. Please sign, date and return promptly.

PLEASE TEAR OFF AT PERFORATION AND RETURN SIGNED PORTION AS SOON AS POSSIBLE.

- -------------------------------------------------------------------------------

THE CLOROX COMPANY
ANNUAL MEETING NOVEMBER 15, 1995

Nominees for Director:

William F. Ausfahl, Daniel Boggan, Jr., John W. Collins, Ursula Fairchild, Juergen Manchot, Dean O. Morton, Klaus Morwind, Edward L. Scarff, Lary R. Scott,

Forrest N. Shumway, G. Craig Sullivan, James A. Vohs, C.A. (Al) Wolfe

**********IMPORTANT**********
DETACH AT PERFORATION AND RETAIN THIS PORTION.
THE PROXY VOTING INSTRUCTIONS SHOULD BE
RETURNED AS SOON AS POSSIBLE